UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

HK Battery Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52636	20-3724068
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

800 E. Colorado Boulevard, Suite 888

Pasadena, CA 91101

(Address of principal executive offices)

626-683-9120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On August 21, 2015, HK Battery Technology Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lianyungang HK New Energy Vehicle System Integration Corporation, a company organized under the laws of the People’s Republic of China (the “Stockholder”), pursuant to which the Company agreed to issue and sell to the Stockholder 132,000,000 shares of the Company’s common stock, at a per share price of $0.75, for aggregate proceeds of $99,000,000. The Purchase Agreement was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on August 27, 2015.

On March 15, 2016, the Company and the Stockholder entered into a Stock Cancellation Agreement and Release (the “Cancellation Agreement”), pursuant to which the parties agreed to cancel and terminate 5,333,333 shares of the common stock issued pursuant to the Purchase Agreement, including any and all of the Stockholder’s rights arising thereunder, in exchange for the Company’s payment of $4,000,000 to the Stockholder. The Cancellation Agreement was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on March 21, 2016.

On March 23, 2016, the Company and the Stockholder entered into an Amendment to the Stock Cancellation Agreement (the “Amendment”), pursuant to which the parties agreed to increase the number of shares of common stock cancelled and terminated to 1,333,333 shares, in exchange for the Company’s payment of $10,000,000 to the Stockholder.  Nothing in the Amendment shall affect the validity of the remaining 130,666,667 shares of common stock issued pursuant to the Purchase Agreement, or any of the Stockholder’s rights thereto.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

10.1

Amendment to Stock Cancellation Agreement and Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016	HK Battery Technology, Inc. /s/ Jianguo Xu
Jianguo Xu Chief Executive Officer